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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated September 16, 1994 included in the Company's Form 8-K/A filed on February 7, 1995, the incorporation by reference of our report dated January 13, 1995 included in the Company's Form 8-K filed on February 14, 1995, the incorporation by reference of our report dated May 24, 1995 included in the Company's Form 8-K filed on June 19, 1995, the incorporation by reference of our report dated May 24, 1995 included in the Company's Form 8-K/A filed on June 21, 1995, the incorporation by reference of our reports dated May 24, 1995 and August 4, 1995 included in the Company's Form 8-K/A filed on September 18, 1995, the incorporation by reference of our reports dated January 13, 1995 included in the Company's Form 10-K for the year ended December 31, 1994, and to all references to our firm included in or made a part of this Registration Statement.


/s/ ARTHUR ANDERSEN LLP


ARTHUR ANDERSEN LLP


ATLANTA, GEORGIA
September 29, 1995